FEDERAL AFFORDABLE HOUSING CORPORATION

                      Computation of Loss Per Common Share

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                                                           For the Three Months Ended                  For the Six Months Ended
                                                                  November 30,                               November 30,
                                                        ----------------------------------        ----------------------------------
                                                             1997               1996                   1997               1996
                                                        ---------------    ---------------        ---------------    ---------------

Shares  outstanding:                                           164,500            164,500                164,500            164,500
Weighted average shares outstanding                            164,500            164,500                164,500            164,500
Net income (loss)                                       $       10,130     $       (8,463)        $        6,912     $      (17,288)

Net income (loss) per common share                      $         0.06     $        (0.05)        $         0.04     $        (0.11)

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